Exhibit 3


                        TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Motorola Debenture-Backed Series 2002-14
CUSIP: 21988G387 & 21988GBX3

In accordance with the Standard Terms and Conditions of Trust, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending November 15, 2002.

INTEREST ACCOUNT
Balance as of July 19, 2002 ....................................           $0.00
         Scheduled Income received on securities ...............   $1,068,437.50
         Unscheduled Income received on securities .............           $0.00

LESS:
         Distribution to Class A-1 Holders .....................    -$688,548.60
         Distribution to Class A-2 Holders .....................          -$0.00
         Distribution to Depositor .............................    -$379,888.89
         Distribution to Trustee ...............................          -$0.01
Balance as of November 15, 2002 ................................           $0.00

PRINCIPAL ACCOUNT
Balance as of July 19, 2002 ....................................           $0.00
         Scheduled Principal payment received on securities ....           $0.00
LESS:
         Distribution to Holders ...............................           $0.00
Balance as of November 15, 2002 ................................           $0.00


               UNDERLYING SECURITIES HELD AS OF NOVEMBER 15, 2002

Principal
Amount                    Title of Security
------                    -----------------
$32,875,000.00            Motorola, Inc. 61/2% Debentures
                          Due November 15, 2028
                          *CUSIP: 620076AP4

U.S. Bank Trust National Association, as Trustee

* Trustee is not responsible for selection or use of CUSIP numbers, they are included solely for holder convenience.